UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K
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                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                October 13, 2006
                Date of report (Date of earliest event reported)
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                             TALLY HO VENTURES, INC.
             (Exact Name of Registrant as Specified in its Charter)

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            Delaware                333-104631            43-1988542
 (State of Other Jurisdiction of   (Commission          (IRS Employer
 Incorporation or Organization)    File Number)         Identification)

                 115 Route d' Arlon, L-8311 Capellen, Luxembourg
          (Address of principal executive offices, including zip code)

                                011-352 2630 1540
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)

                                ----------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

     Item 1.01     Entry into a Material Definitive Agreement

     On October 13, 2006, Tally Ho Ventures, Inc. ("Company:) entered into a Securities Purchase Agreement ("Agreement") with Mercatus & Partners, Ltd. ("Purchaser"), wherein the Company agreed, subject to the closing conditions described below, to issue the Purchaser: (i) 1,571,428 shares of common stock at a purchase price of $1.40 per share, or an aggregate of $2,200,000 ("Purchase Price"), the number of shares and purchase price per share subject to adjustment as provided below, (ii) a five-year Class A Warrant to purchase 30% of the number of shares issued in (i) at an exercise price of $1.40 per share, subject to adjustment as provided below, and (iii) a five-year Class B Warrant to purchase 25% of the shares issued in (i) at an exercise price of $1.75 per share. If prior to the closing date, the average market price of the Company's common stock for the prior 30-day period is below a $1.75 then the purchase price per share will be reduced to equal such price multiplied by .8, and the Company shall, at its discretion, either reduce the aggregate purchase price to be paid to reflect the new purchase price per share multiplied by 1,575,428 or increase the number of shares to be issued, such that the total number of shares issued at closing multiplied by the new purchase price per share equals the Purchase Price. The exercise price of the Class A Warrant shall also be reduced to equal the new adjusted purchase price per share.

     The parties expect that the closing of the offering will take approximately 40 business days after the execution of the Agreement and delivery of certificates. The closing is conditional upon certain events, including, without limitation, the Purchaser's receipt of a valuation on the shares to be purchased sufficient for it to obtain one or more SICAV Certificate(s), and to receive loan funding on such SICAV Certificate in the amount that is no less then the Purchase Price. There is no assurance that the Purchaser will receive such certificate from the SICAV.

     In connection with the issuance of the securities, the Company has granted the Purchaser certain registration rights that provide that the Company must register the securities issued within six months from the closing date of the offering and that such registration statement must be effective within one year from the closing date of the offering. The Company has agreed to pay a finders fee in cash equal to 7% of the Purchase Price and to issue certain warrants equal to 7% of the shares purchased by the Purchaser which shall be exercisable at the Class A Warrant exercise price. At the closing of the offering, the Purchaser shall have the right to appoint a member to the Company's Board of Directors.

     The foregoing description of the Agreement is qualified in its entirety by the text of the agreement which is an exhibit to this Form 8-K.


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

Section 9 - Financial Statements and Exhibits

     Item 9.01     Financial Statements and Exhibits

     Exhibit No.   Exhibit Title

     10.1          Securities Purchase Agreement between Tally Ho Ventures Inc.
                   and Mercatus & Partners, Ltd.


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


                                   Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       TALLY HO VENTURES, INC.

Date: October 19, 2006                 By:   /s/ Nigel Greg
                                             --------------
                                             President & Chief Executive Officer


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